Exhibit 99.1

Ameron Announces Management Restructuring

PASADENA, Calif.--(BUSINESS WIRE)--October 19, 2009--Ameron International Corporation (NYSE: AMN) today announced that it has restructured its management team and eliminated the position of Chief Operating Officer. Effective today: (i) James S. Marlen, Chairman and Chief Executive Officer, has taken on the additional title of President; (ii) Gary Wagner has become Senior Vice President, Finance and Administration, and Chief Financial Officer; and (iii) James R. McLaughlin has become Senior Vice President, Corporate Development, and Treasurer.

Ameron International Corporation is a multinational manufacturer of highly-engineered products and materials for the chemical, industrial, energy, transportation and infrastructure markets. Traded on the New York Stock Exchange (AMN), Ameron is a leading producer of water transmission lines and fabricated steel products, such as wind towers; fiberglass-composite pipe for transporting oil, chemicals and corrosive fluids and specialized materials and products used in infrastructure projects. The Company’s businesses operate in North America, South America, Europe and Asia. It also participates in several joint-venture companies in the U.S. and the Middle East.

CONTACT:
Ameron International Corporation
James S. Marlen, Chairman, President and Chief Executive Officer
Terrence P. O’Shea, Vice President–Human Resources
626-683-4000